ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        LEGG MASON INVESTMENT TRUST, INC.

         Pursuant to the Annotated Code of Maryland, Corporations and Associations Section 2-609, the undersigned Corporation adopts the following Amendment and Restatement of its Articles of Incorporation to be effective upon acceptance by the State Department of Assessments and Taxation of Maryland for record.

         FIRST: Legg Mason Investment Trust, Inc., a Maryland corporation ("Corporation") organized on October 8, 1999, desires to amend and restate its Articles of Incorporation as currently in effect.

         SECOND: The following amendment and restatement of the Articles of Incorporation which, when accepted by the State Department of Assessments and Taxation of Maryland, will constitute all of the provisions of the Corporation's Articles of Incorporation then currently in effect, was unanimously approved, advised, and authorized by the Board of Directors of the Corporation by action on October 15, 1999, and was approved by the sole shareholder of the Corporation by action on November 1, 1999:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        LEGG MASON INVESTMENT TRUST, INC.

         FIRST: The undersigned, Sean R. Hunt, whose post office address is 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, being at least eighteen years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

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         SECOND:  The name of the  corporation is LEGG MASON  INVESTMENT  TRUST,
INC. (the "Corporation").

         THIRD:  The duration of the Corporation shall be perpetual.

         FOURTH: The purposes for which the Corporation is formed are to act as an open-end management investment company, as contemplated by the Investment Company Act of 1940, as amended ("1940 Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, including, without limitation:

         (a) To hold, invest and reinvest the funds of the Corporation, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities of any corporation, company, association, trust, firm, partnership, or other organization however or wherever established or organized, as well as securities created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of
                  Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

                  For the purposes of these  Articles of  Incorporation,  as the same may be supplemented or amended, the term "securities" shall be deemed to include, without limiting the generality thereof, any stocks, Shares, bonds, debentures, bills, notes, mortgages and any other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures or forward contracts, or other instruments representing rights to receive, purchase, subscribe for or sell the same, or evidencing or representing any other direct or indirect rights or interests therein, including all rights of equitable ownership therein, or in any property or assets; and any negotiable or non-negotiable instruments, including money market instruments, bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all types of repurchase or reverse repurchase agreements; interest rate protection instruments; and derivative or synthetic instruments.


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         (b)      To acquire all or any part of the goodwill,  rights,  property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

         (c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

         (d) To issue and sell Shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitations, securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation, as its Board of Directors may, and is hereby authorized to, determine.

         (e) To allocate assets, liabilities and expenses of the Corporation to a particular series or Class or to apportion the same between or among two or more series or Classes, as applicable, provided that any liabilities or expenses incurred by a particular series or Class shall be payable solely by that series or Class as provided for in Article SIXTH.

         (f) To purchase, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) Shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

         (g) To conduct its business in all branches at one or more offices in any part of the world, without restriction or limit as to extent.

         (h) To exercise and enjoy, in any states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

         (i) To enjoy all rights, powers and privileges of ownership or interest in all securities held by the Corporation, including the right to vote and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement, and enhancement in value of all such securities.


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         (j)      In general,  to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such
                  purposes  or  for  the   attainment   of  any  object  or  the
                  furtherance of any power set forth in these Articles of Incorporation, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland as in force from time to time.

The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being Classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         Incident to meeting the purposes specified above, the Corporation also shall have the power, without limitation:

         (1) To acquire (by purchase, lease or otherwise) and to take, receive, own, hold, use, employ, maintain, develop, dispose of (by sale or otherwise) and otherwise deal with any real or personal property, wherever located, and any interest therein.

         (2) To make contracts and guarantees, incur liabilities and borrow money and, in this connection, issue notes or other evidence of indebtedness.

         (3) To buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts, options on futures contracts and forward contracts, subject to any applicable provisions of law.

         (4) To sell, lease, exchange, transfer, convey, mortgage, pledge and otherwise dispose of any or all of its assets.

         FIFTH: The post office address of the principal office of the Corporation in the State of Maryland is 100 Light Street, Baltimore, Maryland, 21202. The name of the resident agent of the Corporation in the State of Maryland is Sheila M. Vidmar, whose post office address is 100 Light Street,


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Baltimore,  Maryland,  21202.  The  resident  agent is a citizen of the State of
Maryland and actually resides therein.

         SIXTH: Section 6.1. Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, of the par value of one tenth of one cent ($.001) ("Shares"), and of the aggregate par value of one million dollars ($1,000,000). The Board of Directors shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of the Stockholders, to change in any manner and to create and establish Shares having such preferences, terms of conversion, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors.

         The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors is authorized, from time to time, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares of the Corporation into one or more separate Series or Classes of Shares, and to take such other action with respect to the Shares as the Board of Directors may deem desirable. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding. The Board of Directors, in its discretion without a vote of the Stockholders, may divide the Shares of any Series into Classes. The Shares of any Series or Class of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors.

         The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

         Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued Shares, there is hereby established and Classified, one Series of stock comprising four hundred million (400,000,000) Shares, to be known as the Legg Mason Opportunity Trust. Of these four hundred million (400,000,000) Shares, one hundred million (100,000,000) Shares are hereby established and Classified as Shares of Legg Mason Opportunity Trust, Class A, two hundred million (200,000,000) Shares are hereby established and Classified as Shares of Legg Mason Opportunity Trust, Primary Class, and one hundred million (100,000,000) Shares are hereby established and Classified as Legg Mason Opportunity Trust, Navigator Class.

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         The Class A, Primary Class,  and Navigator Class Shares shall represent investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in these Articles of Incorporation and as set forth below:

         (1) The net asset values of Class A Shares, Primary Class Shares, and Navigator Class Shares shall be calculated separately. In calculating the net asset values,

                  (a) Each Class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that Class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other Class;

                  (b) Each Class shall be charged separately with such other expenses as may be permitted by Securities and Exchange Commission ("SEC") rule or order and as the Board of Directors shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all Classes, in the proportion that the net assets of that Class bear to the net assets of the series Legg Mason Opportunity Trust, except as the SEC may otherwise require;

         (2) Dividends and other distributions shall be paid on Class A Shares, Primary Class Shares, and Navigator Class Shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A Shares, Primary Class Shares, and Navigator Class Shares. In calculating the amount of any dividends or other distribution,

                  (a) Each Class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that Class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other Class;

                  (b) Each Class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the board of directors shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all Classes, in the proportion that the net assets of that Class bear to the net assets of the Legg Mason Opportunity Trust, except as the SEC may otherwise require;

         (3) Each Class shall vote separately on matters pertaining only to that Class, as the directors shall from time to time determine. On all other matters, all Classes shall vote together and every Share, regardless of Class, shall have an equal vote with every other Share.


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

         The corporation shall have authority to issue any additional Shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

         Section 6.2. Establishment of Series and Classes. The establishment of any Series or Class of Shares in addition to those established in Section 6.1 hereof shall be effective upon the adoption of a resolution by the Board of Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

         Section 6.3. Dividends. Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

         All dividends on Shares of each Series or Class shall be paid only out of the income belonging to that Series or Class and capital gains distributions on Shares of each Series or Class shall be paid only out of the capital gains belonging to that Series or Class. All dividends and distributions on Shares of each Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Series or Class. In connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

         The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable each Series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each Series of the Corporation for Federal income and excise tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any Series of the Corporation for such tax.

         Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 6.7.


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         Section  6.4.  Assets  and  Liabilities  of  Series  and  Classes.  All
consideration received by the Corporation for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series or Class, as the case may be. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class shall be allocated between and among one or more of the Series or Classes in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series or Classes for all purposes, and shall be referred to as assets belonging to that Series or Class. The assets belonging to a particular Series or Class shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series or Class shall be charged with the liabilities of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, as the case may be. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series or Classes for all purposes.

         Section 6.5. Voting. On each matter submitted to a vote of the Stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his name on the books of the Corporation; provided, however, that when required by the 1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the Stockholders of such Series or Class only, and each holder of Shares thereof shall be entitled to votes equal to the number of full and fractional Shares of the Series or Class standing in his name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the Shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a Stockholders' meeting, except that where holders of any Series or Class vote as a Series or Class, one-third of the aggregate number of Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class. The Bylaws may provide that proxies and related authorizations may be transmitted by any electronic or telecommunications device or in any other manner permitted by law and may provide for the use of proxy solicitors, proxy support services, and similar services in any manner permitted by law.

         Section 6.6. Redemption by Stockholders. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares at a redemption price per Share equal to the net asset value per Share as of such time as the Board of Directors shall have prescribed by resolution, minus any applicable sales charge or redemption or repurchase fee. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 6.7) after acceptance of a request for redemption in


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

proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933, except that Shares may be redeemed by an underwriter at (a) the net asset value next determined after such requests are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time. The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. The Corporation may require Stockholders to pay a sales charge to the Corporation, the underwriter or any other person designated by the Board of Directors upon redemption or repurchase of Shares of any Series or Class, in such amount as shall be determined from time to time by the Directors. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash.
Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the 1940 Act.

         Section 6.7. Net Asset Value per Share. The net asset value of each Share of each Series or Class shall be the quotient obtained by dividing the value of the total assets of the Series or Class, less liabilities and expenses of that Series or Class, by the total number of Shares of the Series or Class outstanding. The Board of Directors shall have the power and duty to determine, in accordance with generally accepted accounting principles, the net income, total assets and liabilities of the Corporation and the net asset value per Share of each Series and Class of Shares at such times and by such methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's investment adviser, to the custodian or depository of the Corporation's assets, or to another agent or contractor of the Corporation.

         Section 6.8. Redemption by the Corporation. The Board of Directors may cause the corporation to redeem at current net asset value all Shares owned or held by any one Stockholder having an aggregate current net asset value of less than two thousand dollars ($2,000). No such redemption shall be effected unless the Corporation has given the Stockholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his Shares to two thousand dollars ($2,000). Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price, in any permissible form, to be made to the holder of Shares so redeemed. The Board of Directors may by a majority vote establish from time to time amounts less than two thousand dollars ($2,000) at which the Corporation will redeem Shares pursuant to this Section.

         SEVENTH: Section 7.1. Issuance of New Stock. The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing stockholders) all or any portion or portions of the entire authorized but


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

unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value next determined after such orders are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time.

         Section 7.2. Fractional Shares. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

         EIGHTH: Except as otherwise required by the 1940 Act, a majority of all the votes cast at a Stockholders' meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Notwithstanding any provision of law requiring a greater proportion than a majority of the vote thereon as a separate Class or Series (or of any Class or Series entitled to vote thereon as a separate Class or Series) to take or authorize any action, the Corporation is hereby authorized in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a Class or Series entitled to vote thereon as a separate Class or Series). The right to cumulate votes in the election of directors is expressly prohibited.

         NINTH: Section 9.1. Board of Directors. All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation, or by the Bylaws of the Corporation) shall be vested in and exercised by the Board of Directors. The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the Bylaws of the Corporation, provided that if there is no stock outstanding, the number of directors may be less than three but not less than one, and further provided that if there is stock outstanding and so long as there are less than three Stockholders, the number of directors may be less than three but not less than the number of Stockholders. Any vacancy on the Board of Directors may be filled by action of the existing directors, except as otherwise required by law. Except as provided in the Bylaws, the election of directors may be conducted in any way approved at the meeting (whether of stockholders or directors) at which the election is held, provided that such


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

election shall be by ballot whenever requested by any person entitled to vote. The names of the persons who shall act as initial directors until stock is issued to more than one stockholder or the first meeting of stockholders, whichever shall occur earlier, and until their successor has been duly chosen and qualified are William H. Miller, III and Jennifer W. Murphy.

         Section 9.2. Bylaws. Except as may otherwise be provided in the Bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal Bylaws or to adopt new Bylaws of the Corporation, without any action on the part of the Stockholders; but the Bylaws made by the Board of Directors and the power so conferred may be altered or repealed by the Stockholders.

         Section 9.3. Inspection of Records. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulation, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to inspection by stockholders. No stockholders shall have any right to inspect any account, book, or document of the Corporation, except to the extent permitted by statute or the Bylaws.

         TENTH: Section 10.1. The Board of Directors may in its discretion from time to time enter into an exclusive or nonexclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of Incorporation. Such contract may also provide for the repurchase of Shares of the Corporation by such other party or parties as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

         Section 10.2. Any contract of the character described in Section 10.1 or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article TENTH. The same person (including a firm, corporation, trust, or association) may be the other party to any or all of the contracts entered into pursuant to Section 10.1 above, and any


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

individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 10.2.

         ELEVENTH: Section 11.1. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) as currently in effect or as it may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation, its stockholders, or any other party for money damages.

         Section 11.2. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) currently in effect or as it may hereafter be amended, the Corporation shall indemnify and advance expenses to its present and past directors, officers, or employees, and persons who are serving or have served at the request of the Corporation as a director, officer, employee, partner, trustee or agent, of or in similar capacities, for other entities. The Board of Directors may determine that the Corporation shall provide information or advance expenses to an agent.

         Section 11.3. Repeal or Modifications. No repeal or modification of this Article ELEVENTH by the stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article ELEVENTH, shall repeal or narrow any limitation on (1) the liability of any director, officer or employee of the Corporation or
(2) right of indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         TWELFTH: The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation now or hereafter required by law to be adopted by stockholders of the Corporation may be adopted at any meeting of the stockholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon. The Board of Directors may, without a Shareholder vote, order the filing of Articles Supplementary increasing or decreasing the aggregate number of Shares or the number of Shares of any Series or Class that the Corporation has authority to issue, establishing new Series or Classes and describing the Shares thereof and may take any other action now or hereafter permitted by law without a shareholder vote.

         THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.


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

         FOURTH: The current address of the principal office of the Corporation is: 100 Light Street, Baltimore, Maryland 21202.

         FIFTH: The name and address of the Corporation's current resident agent is: Sheila M. Vidmar, 100 Light Street, Baltimore, Maryland 21202.

         SIXTH: There are currently eight (8) directors of the Corporation as follows: John F. Curley, Jr., Richard G. Gilmore, Arnold L. Lehman, T.A. Rodgers, Jill E. McGovern, G. Peter O'Brien, Jennifer W. Murphy, and Edward A. Taber, III.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment and Restatement on behalf of the Corporation, and hereby acknowledges these Articles of Amendment and Restatement to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information, and belief, the matters and facts set forth herein are true in all material respects.

Dated:  February 16, 2000           LEGG MASON INVESTMENT TRUST, INC.


                                    By: /s/ Marie K. Karpinski
                                        ----------------------------------------
                                        Marie K. Karpinski
                                        Vice President and Treasurer

Attest: /s/ Patricia A. Maxey
        -----------------------
        Patricia A. Maxey
        Secretary


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